UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 17, 2006
Kellogg Company
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-4171 (Commission File Number)	38-0710690 (IRS Employer Identification Number)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of Principal Executive Offices, Including Zip Code)
269-961-2000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     The Compensation Committee and the Board of Directors of Kellogg Company (the “Company”), made compensation determinations with respect to the Company’s executive officers, adopted the 2006-2008 Executive Performance Plan and amended awards under the 2003-2005 Executive Performance Plan to allow earned Units to be paid in cash in certain circumstances, all as set forth below.
     Base Salaries; Target Bonuses. Effective April 2, 2006, the Compensation Committee (and the independent members of the Board of Directors or the Board of Directors, as applicable) approved the following base salaries for the executive officers who will be the “named executive officers” for purposes of the Company’s proxy statement for the 2006 annual meeting of shareholders: Mr. Jenness, $1,123,500; Mr. Mackay, $907,000; Mr. Harris, $605,000; Mr. Bryant, $570,000; and Mr. Montie, $605,000. In addition, the Compensation Committee (and the independent members of the Board of Directors or the Board of Directors, as applicable) approved new 2006 target bonus percentages of 130% for Mr. Jenness (up from 120%), 105% for Mr. Mackay (up from 95%) and 85% for Mr. Montie (up from 75%), which are in line with the peer group median.
     2006-2008 Executive Performance Plan. The Compensation Committee of the Board (and the independent members of the Board of Directors or the Board of Directors, as applicable) adopted the 2006-2008 Executive Performance Plan (“2006-2008 EPP”) under which certain senior executives and employees would be eligible to receive a portion of their long-term incentives in the form of performance shares based on the achievement of multi-year internal net sales growth targets. Awards are paid in shares, except for amounts withheld by the Company for minimum statutory withholding requirements. A copy of the 2006-2008 EPP is attached as Exhibit 10.1 and is incorporated in its entirety into this Item.
     2003-2005 Executive Performance Plan. The Compensation Committee of the Board amended the awards granted under the 2003-2005 Executive Performance Plan to allow participants to elect to receive cash in payment of Units earned, rather than solely shares of the Company’s common stock, only to the extent they have fully met their Share Ownership Guideline.
Item 9.01. Financial Statements and Exhibits.
Exhibit 10.1. 2006-2008 Executive Performance Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kellogg Company (Registrant)
Date: February 22, 2006	By:	/s/	Jeffrey M. Boromisa
		Name:	Jeffrey M. Boromisa
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit 10.1. 2006-2008 Executive Performance Plan.